Exhibit 99.1

FG Group Holdings Reports Second Quarter 2023 Operating Results

Charlotte, NC – August 10, 2023 – FG Group Holdings Inc. (NYSE American: FGH) (the “Company” or “FG Group Holdings”) today announced operating results for the second quarter ended June 30, 2023.

Operational Highlights

●	The Company completed the separation and initial public offering of its Strong Global Entertainment subsidiary (“Strong”) which began trading on the NYSE American in May 2023. FG Group Holdings owns approximately 84% of the Class A Common Shares outstanding following the separation.

●	Following the IPO, FG Group Holdings now owns a controlling stake in Strong as well as minority ownership in GreenFirst Forest Products Inc. (“GreenFirst”), FG Financial Group Inc. (“FG Financial”) and Firefly Media (“Firefly”). The Company also has commercial real estate holdings in Georgia and Quebec, Canada.

●	Consolidated revenue (which includes the results of Strong Global Entertainment) almost doubled, operating loss and net loss improved, and Adjusted EBITDA was significantly higher for the quarter compared to the prior year, with increased demand at Strong from its cinema customers as well as its first significant sale of IP at Strong Studios.

Mark Roberson, Chief Executive Officer, commented, “We are pleased to have completed the IPO of Strong Global Entertainment. This important and exciting transaction, provides Strong with the platform as an independent company to execute on its growth plans. Notably, in its first quarter since the transaction, Strong posted impressive operating results, benefitting from a resurgence in cinema box office performance which is helping to accelerate demand for Strong’s technical services as theatres undertake premium upgrades. Additionally, Strong Studios marked its first IP sale, contributing to significant growth in the business. Our other holdings provide exposure to dynamic and growing industries and continue to execute on their long-term strategic plans. During the quarter, Firefly entered several new international markets, Greenfirst continued to strengthen its balance sheet with a focus on its core operations in Ontario, and FG Financial expanded its reinsurance and merchant banking business.”

Kyle Cerminara, Chairman of the Board, commented, “I want to congratulate the team at Strong for completing the IPO transaction. It’s a meaningful step in the long-term growth and evolution of Strong, and an important step for FG Group Holdings.”

Second Quarter 2023 Financial Review (Compared to Three Months Ended June 30, 2022)

As a result of our controlling ownership, the results of Strong Global Entertainment are consolidated into our operating results discussed below.

●	Revenue was $18.0 million for the quarter compared to $9.1 million in the second quarter of 2022. Revenue at Strong Global Entertainment increased 102% related to significant growth in cinema screen products and service reveneues as well as $6.4 million from the sale of IP in its Strong Studios subsidiary.

●	Gross profit was $7.4 million, or 41.3% of revenue, compared to $2.4 million, or 26.5% of revenue, during the quarter ended June 30, 2022. Gross profit at Strong Global Entertainment increased to $7.2 million, or 40% of its revenue, primarily related to the expansion of Strong’s screen and service revenues and the sale of IP by Strong Studios.

FG Group Holdings Inc. – Fiscal Year 2023	Page 2 of 9
Second Quarter 2023 Results

●	Loss from operations was $0.8 million compared to $0.9 million during the quarter ended June 30, 2022.

●	Net loss attributable to FG Group Holdings was $5.3 million, or $0.27 per basic and diluted share, in the second quarter of 2023, compared to $5.6 million, or $0.29 per basic and diluted share, in the second quarter of 2022.

●	Adjusted EBITDA increased to $2.9 million as compared to $(0.4) million in the prior year.

Conference Call

A conference call to discuss the Company’s 2023 second quarter financial results will be held on Friday, August 11, 2023 at 8:30 am Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at https://fg.group/investor-relations/ or use the following link: FGH Webcast Link. To access the conference call by phone, dial (888) 506-0062 (domestic) or (973) 528-0011 (international) and use participant code 402280. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at https://fg.group/investor-relations/.

About FG Group Holdings Inc.

FG Group Holdings Inc. (NYSE American: FGH) is a diversified holding company with operations and investments across a broad range of industries. The Company has a majority ownership in Strong Global Entertainment, (NYSE American: SGE), which includes STRONG/MDI Screen Systems (www.strongmdi.com), the leading premium screen and projection coatings supplier in the world and Strong Technical Services (www.strong-tech.com), which provides comprehensive managed service offerings with 24/7/365 support nationwide to ensure solution uptime and availability. FG Group Holdings also holds equity stakes in GreenFirst Forest Products Inc., Firefly Systems, Inc., and FG Financial Group, Inc., as well as real estate through its Digital Ignition operating business.

About Fundamental Global®

Fundamental Global® is a private partnership focused on long-term strategic holdings. Fundamental Global® was co-founded by former T. Rowe Price, Point72 and Tiger Cub portfolio manager Kyle Cerminara and former Chairman and CEO of TD Ameritrade, Joe Moglia. Its current holdings include FG Financial Group Inc., FG Group Holdings Inc., BK Technologies Corp., GreenFirst Forest Products, Inc., FG Merger Corp., FG Acquisition Corp., OppFi Inc., Hagerty Inc., and FG Communities, Inc.

The FG® logo is a registered trademark of Fundamental Global®.

Use of Non-GAAP Measures

FG Group Holdings prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

FG Group Holdings Inc. – Fiscal Year 2023	Page 3 of 9
Second Quarter 2023 Results

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

FG Group Holdings Inc. – Fiscal Year 2023	Page 4 of 9
Second Quarter 2023 Results

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, industry outlook, and the Company’s future sales and financial performance, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, and the following risks and uncertainties: the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these holdings; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets; the effects of economic, public health, and political conditions that impact business and consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability, the outbreak of any highly infectious or contagious diseases, such as COVID-19 and its variants or other health epidemics or pandemics, and armed conflicts, such as the ongoing military conflict in Ukraine and related sanctions; economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of economic, public health and political conditions on the companies in which the Company holds equity stakes; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events, whether natural, man-made, or otherwise (such as the outbreak of any highly infectious or contagious diseases, or armed conflict); the adequacy of the Company’s insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the impact of economic, public health (such as a resurgence of the COVID-19 pandemic) and political conditions (such as the military conflict in Ukraine) that impact consumer confidence and spending, particularly in the cinema, entertainment, and other industries in which the Company and the companies in which the Company holds an equity stake operate, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Investor Relations Contacts

Mark Roberson	John Nesbett / Jennifer Belodeau
FG Group Holdings Inc. - Chief Executive Officer	IMS Investor Relations
(704) 994-8279	(203) 972-9200
IR@fg.group	fggroup@imsinvestorrelations.com

FG Group Holdings Inc. – Fiscal Year 2023	Page 5 of 9
Second Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$4,966	$3,789
Accounts receivable (net of credit allowances of $250 and $409, respectively)	6,408	6,167
Inventories, net	3,125	3,389
Other current assets	12,009	4,871
Total current assets	26,508	18,216
Property, plant and equipment, net	12,586	12,649
Operating lease right-of-use assets	259	310
Finance lease right-of-use asset	906	666
Equity holdings	30,240	37,522
Film and television programming rights, net	7,691	1,501
Intangible assets, net	2	5
Goodwill	902	882
Other assets	1	2
Total assets	$79,095	$71,753

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,637	$4,375
Accrued expenses	7,521	5,167
Short-term debt	14,927	2,510
Current portion of long-term debt	220	216
Current portion of operating lease obligations	116	116
Current portion of finance lease obligations	179	117
Deferred revenue and customer deposits	1,143	1,787
Total current liabilities	27,743	14,288
Operating lease obligations, net of current portion	200	257
Finance lease obligations, net of current portion	732	550
Long-term debt, net of current portion and deferred debt issuance costs, net	4,898	5,004
Deferred income taxes	4,490	4,851
Other long-term liabilities	720	105
Total liabilities	38,783	25,055

Commitments, contingencies and concentrations (Note 16)

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-
Common stock, par value $.01 per share; authorized 50,000 shares; issued 22,264 shares; outstanding 19,470	223	223
Additional paid-in capital	55,051	53,882
Retained earnings	7,151	16,437
Treasury stock, 2,794 shares at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,769)	(5,258)
Total FG Group Holdings shareholders’ equity	39,070	46,698
Equity attributable to non-controlling interest	1,242	-
Total stockholders’ equity	40,312	46,698
Total liabilities and stockholders’ equity	$79,095	$71,753

FG Group Holdings Inc. – Fiscal Year 2023	Page 6 of 9
Second Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net product sales	$8,411	$6,683	$15,615	$14,386
Net service revenues	9,611	2,460	12,516	4,783
Total net revenues	18,022	9,143	28,131	19,169
Total cost of products	6,305	4,833	11,770	10,690
Total cost of services	4,270	1,890	6,436	3,547
Total cost of revenues	10,575	6,723	18,206	14,237
Gross profit	7,447	2,420	9,925	4,932
Selling and administrative expenses:
Selling	618	684	1,152	1,225
Administrative	7,602	2,621	10,326	5,354
Total selling and administrative expenses	8,220	3,305	11,478	6,579
Gain on disposal of assets	5	-	6	-
Loss from operations	(768)	(885)	(1,547)	(1,647)
Other income (expense):
Interest income	-	1	-	7
Interest expense	(138)	(88)	(249)	(147)
Foreign currency transaction (loss) gain	(426)	206	(307)	(136)
Unrealized loss on equity holdings	(1,647)	(4,178)	(4,538)	(2,451)
Other (expense) income, net	(14)	3	9	(198)
Total other expense	(2,225)	(4,056)	(5,085)	(2,925)
(Loss) income before income taxes and equity method holding loss	(2,993)	(4,941)	(6,632)	(4,572)
Income tax (expense) benefit	(355)	303	(56)	(47)
Equity method holding loss	(2,043)	(960)	(2,694)	(1,780)
Net loss	(5,391)	(5,598)	(9,382)	(6,399)
Net loss attributable to non-controlling interest	(118)	-	(118)	-
Net loss attributable to FG Group Holdings	$(5,273)	$(5,598)	$(9,264)	$(6,399)

Net loss per share:
Basic	$(0.27)	$(0.29)	$(0.48)	$(0.33)
Diluted	$(0.27)	$(0.29)	$(0.48)	$(0.33)

Weighted-average shares used in computing net loss per share:
Basic	19,470	19,273	19,293	19,133
Diluted	19,470	19,273	19,293	19,133

FG Group Holdings Inc. – Fiscal Year 2023	Page 7 of 9
Second Quarter 2023 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(9,382)	$(6,399)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Recovery of doubtful accounts	(3)	3
Provision for obsolete inventory	29	6
Provision for warranty	73	15
Depreciation and amortization	2,527	702
Amortization and accretion of operating leases	59	137
Equity method holding loss	2,694	1,780
Adjustment to SageNet promissory note in connection with prepayment	-	202
Unrealized loss (gain) on equity holdings	4,538	2,451
Deferred income taxes	(388)	(292)
Stock-based compensation expense	1,037	369
Changes in operating assets and liabilities:
Accounts receivable	(225)	(1,085)
Inventories	286	(602)
Current income taxes	(401)	(135)
Other assets	(8,692)	1,055
Accounts payable and accrued expenses	5,978	(674)
Deferred revenue and customer deposits	(651)	(446)
Operating lease obligations	(65)	(132)
Net cash used in operating activities	(2,586)	(3,045)

Cash flows from investing activities:
Capital expenditures	(318)	(840)
Acquisition of programming rights	(86)	(337)
Sale (purchase) of equity holdings	198	(2,000)
Receipt of SageNet promissory note	-	2,300
Net cash provided by (used in) investing activities	(206)	(877)

Cash flows from financing activities:
Principal payments on short-term debt	(414)	(285)
Principal payments on long-term debt	(101)	(66)
Proceeds from Strong Global Entertainment initial public offering	2,411	-
Borrowings under credit facility	4,344	-
Repayments under credit facility	(2,132)	-
Payments of withholding taxes for net share settlement of equity awards	(104)	(15)
Payments on finance lease obligations	(66)	(2)
Net cash provided by (used in) financing activities	3,938	(368)

Effect of exchange rate changes on cash and cash equivalents	31	(30)
Net increase (decrease) in cash and cash equivalents and restricted cash	1,177	(4,320)
Cash and cash equivalents and restricted cash at beginning of period	3,789	8,881
Cash and cash equivalents and restricted cash at end of period	$4,966	$4,561

FG Group Holdings Inc. – Fiscal Year 2023	Page 8 of 9
Second Quarter 2023 Results

FG Group Holdings and Subsidiaries

Summary by Business Segment

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended June 30,
	2023	2022	2023	2022

Strong Entertainment
Revenue	$17,839	$8,822	$27,790	$18,543
Gross profit	7,264	2,098	9,585	4,304
Operating income	349	180	924	790
Adjusted EBITDA	3,597	267	4,284	1,021

Corporate and Other
Revenue	$183	$321	$341	$626
Gross profit	183	322	340	628
Operating loss	(1,117)	(1,065)	(2,471)	(2,437)
Adjusted EBITDA	(744)	(638)	(1,794)	(1,573)

Consolidated
Revenue	$18,022	$9,143	$28,131	$19,169
Gross profit	$7,447	$2,420	$9,925	$4,932
Operating loss	$(768)	$(885)	$(1,547)	$(1,647)
Adjusted EBITDA	$2,853	$(371)	$2,490	$(552)

FG Group Holdings Inc. – Fiscal Year 2023	Page 9 of 9
Second Quarter 2023 Results

FG Group Holdings and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended June 30,
	2023			2022
	Strong Entertainment	Corporate and Other	Consolidated	Strong Entertainment	Corporate and Other	Consolidated
Net (loss) income	$(623)	$(4,768)	$(5,391)	$561	$(6,159)	$(5,598)
Interest expense, net	62	76	138	29	58	87
Income tax expense (benefit)	413	(58)	355	(271)	(32)	(303)
Depreciation and amortization	2,130	125	2,255	154	182	336
EBITDA	1,982	(4,625)	(2,643)	473	(5,951)	(5,478)
Stock-based compensation expense	714	196	910	-	175	175
Equity method holding loss	-	2,043	2,043	-	960	960
Unrealized loss on equity holdings	-	1,647	1,647	-	4,178	4,178
IPO related expenses	475	-	475	-	-	-
Gain on disposal of assets	-	(5)	(5)	-	-	-
Foreign currency transaction loss (income)	426	-	426	(206)	-	(206)
Adjusted EBITDA	$3,597	$(744)	$2,853	$267	$(638)	$(371)

	Six Months Ended June 30,
	2023			2022
	Strong Entertainment	Corporate and Other	Consolidated	Strong Entertainment	Corporate and Other	Consolidated
Net income (loss)	$246	$(9,628)	$(9,382)	$427	$(6,826)	$(6,399)
Interest expense, net	118	131	249	53	87	140
Income tax expense	113	(57)	56	40	7	47
Depreciation and amortization	2,309	212	2,521	367	335	702
EBITDA	2,786	(9,342)	(6,556)	887	(6,397)	(5,510)
Stock-based compensation expense	714	323	1,037	-	369	369
Equity method holding loss	-	2,694	2,694	-	1,780	1,780
Unrealized loss on equity holdings	-	4,538	4,538	-	2,451	2,451
IPO related expenses	475	-	475	-	-	-
Gain on disposal of assets	-	(5)	(5)	-	-	-
Foreign currency transaction loss (income)	309	(2)	307	134	2	136
Severance and other	-	-	-	-	222	222
Adjusted EBITDA	$4,284	$(1,794)	$2,490	$1,021	$(1,573)	$(552)